UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

WESTIN HOTELS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15097 (Commission File Number)	91-1328985 (IRS Employer Identification No.)

1111 Westchester Avenue, White Plains, New York (Address of principal executive offices)	10604 (Zip Code)

Registrant’s telephone number, including area code: (800) 323-5888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

     As previously disclosed, Westin Hotels Limited Partnership (the “Registrant”) and Westin Realty Corp., the general partner of the Registrant (“Westin Realty”) filed a demand for arbitration with the American Arbitration Association of Seattle, Washington on October 14, 2004 against Kalmia Investors LLC (“Kalmia”), a limited partner of the Registrant. In the arbitration proceeding, Kalmia has asserted certain counterclaims under protest to the arbitration proceeding against the Registrant and Westin Realty and third-party claims against Westin Chicago Limited Partnership (“WCLP”), 909 North Michigan Avenue Corporation, the general partner of WCLP (“909 Corporation”), St. Francis Limited Partnership (“St. Francis LP”), St. Francis Hotel Corporation, the general partner of St. Francis LP ( “St. Francis Corporation” and, together with the Registrant and WCLP, the “Partnerships”), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation and the parent of Westin Realty, 909 Corporation and St. Francis Corporation (“Starwood”).

     As a result of such counterclaims, on April 19, 2005, the Registrant entered into an agreement (the “Agreement”) with WCLP, St. Francis LP (together with the Registrant and WCLP, the “Partnerships”), Westin Realty, 909 Corporation, St. Francis Corporation, (together with Westin Realty and 909 Corporation, the “General Partners”), and Starwood. Pursuant to the Agreement and to the indemnification provisions in each of the Partnerships’ respective limited partnership agreements, the General Partners have agreed to allow the Partnerships to advance, after a written request from an Indemnitee (as defined in the Agreement), any reasonable expenses incurred by any Indemnitee as a result of a Claim or Claims (as defined in the Agreement) made against any Indemnitee for Indemnifiable Events (as defined in the Agreement). Each Indemnitee has undertaken and agreed to reimburse the Partnerships in connection with any Claim against such Indemnitee in the event that it is ultimately determined that such Indemnitee is not entitled to be indemnified by the Partnerships.

     The above summary of material provisions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTIN HOTELS LIMITED PARTNERSHIP
By:	WESTIN REALTY CORP.
General Partner

By:	/s/ Alan M. Schnaid
Alan M. Schnaid
Vice President

Date: April 25, 2005